                                                                    Exhibit 99.1


Heller Equipment Asset Receivables Trust 1999-1
--------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Collections and Distribution

        January 31, 2001

Available Amounts
-----------------

    Scheduled Payments plus Payaheads, net of Excluded Amounts   102,485,304.81
    Prepayment Amounts                                            18,786,377.82
    Recoveries                                                     1,731,316.57
    Investment Earnings on Collection Account and Reserve Fund       296,456.82
    Late Charges                                                     145,737.21
    Servicer Advances                                             10,924,520.59

    Total Available Amounts                                      134,369,713.82
    -----------------------                                      --------------

Payments on Distribution Date
-----------------------------

    Trustee Fees (only applicable pursuant to an Event of Default)         0.00

    Unreimbursed Servicer Advances to the Servicer                         0.00

    Servicing Fee, if Heller Financial, Inc. is not the Servicer           0.00

    Interest due to Class A-1 Notes                                   10,751.98

    Interest due to Class A-2 Notes                                1,125,995.50

    Interest due to Class A-3 Notes                                6,939,960.31

    Interest due to Class A-4 Notes                                1,761,601.08

    Interest due to Class B Notes                                    441,451.93

    Interest due to Class C Notes                                    429,694.41

    Interest due to Class D Notes                                    354,469.32

    Class A-1 Principal Payment Amount                             2,444,643.62

    Class A-2 Principal Payment Amount                            66,680,434.00

    Class A-3 Principal Payment Amount                            46,344,670.64

    Class A-4 Principal Payment Amount                                     0.00

    Class B Principal Payment Amount                               4,681,368.84

    Class C Principal Payment Amount                               3,294,169.84

    Class D Principal Payment Amount                                       0.00

    Additional Principal to Class A-2 Notes                                0.00

    Additional Principal to Class A-3 Notes                                0.00

    Additional Principal to Class A-4 Notes                                0.00

    Additional Principal to Class B Notes                                  0.00

    Additional Principal to Class C Notes                                  0.00

    Additional Principal to Class D Notes                                  0.00

    Servicing Fee, if Heller Financial, Inc. is the Servicer               0.00
    Deposit to the Reserve Fund                                     (139,497.65)
    Excess to Certificateholder                                            0.00

    Total distributions to Noteholders and Certificateholders    134,369,713.82
    ---------------------------------------------------------    --------------

Class A-1 Principal Schedule
----------------------------

     Class A-1 Maturity Date                                           05/15/00
(i)  Opening Class A-1 principal balance                           2,444,643.62
     Class A-1 Principal Payment Amount due
       (lesser of (i) or (iv))                                     2,444,643.62
     Class A-1 Principal Payment Amount distribution               2,444,643.62

     Class A-1 Principal Balance after January 16, 2001
       Distribution                                                        0.00


Class A-2 Principal Schedule
----------------------------

     Opening Class A-2 principal balance                          66,680,434.00
     Class A-2 Principal Payment Amount distribution              66,680,434.00

     Class A-2 principal Balance after January 16, 2001
       Distribution                                                        0.00


Class A-3 Principal Schedule
----------------------------

     Opening Class A-3 principal balance                         135,293,633.00
     Class A-3 Principal Payment Amount distribution              46,344,670.64

     Class A-3 principal Balance after January 16, 2001
       Distribution                                               88,948,962.36


Class A-4 Principal Schedule
----------------------------

     Opening Class A-4 principal balance                          31,345,216.00
     Class A-4 Principal Payment Amount distribution                       0.00

     Class A-4 principal Balance after January 16, 2001
       Distribution                                               31,345,216.00


Class B Principal Schedule
--------------------------

     Opening Class B principal balance                             9,663,831.00
     Class B Target Investor Principal Amount
       (3.7674% * ending ADCB)                                     4,982,462.16
     Class B Floor                                                   (56,850.92)
     Class B Principal Payment Amount due                          4,681,368.84
     Class B Principal Payment Amount distribution                 4,681,368.84

     Class B principal Balance after January 16, 2001
       Distribution                                                4,982,462.16


Class C Principal Schedule
--------------------------

     Opening Class C principal balance                             7,731,065.00
     Class C Target Investor Principal Amount
       (3.0139% * ending ADCB)                                     3,985,943.27
     Class C Floor                                                 1,979,037.76
     Class C Principal Payment Amount due                          3,745,121.73
     Class C Principal Payment Amount distribution                 3,294,169.84

     Class C principal Balance after January 16, 2001
       Distribution                                                4,436,895.16


Class D Principal Schedule
--------------------------

     Opening Class D principal balance                             3,865,532.00
     Class D Target Investor Principal Amount
       (1.5070% * ending ADCB)                                     1,993,037.76
     Class D Floor                                                 3,448,370.90
     Class D Principal Payment Amount due                          1,872,494.24
     Class D Principal Payment Amount distribution                         0.00

     Class D principal Balance after January 16, 2001
       Distribution                                                3,865,532.00

Servicing Fee Schedule, if Heller Financial, Inc. is the Servicer
-----------------------------------------------------------------

    Total Servicing Fee due and accrued ( (iii) + (iv) )           1,291,724.44
    Servicing Fee carried forward                                  1,291,724.44

    Servicing Fee distributed                                              0.00


Reserve Fund Schedule
---------------------

    ADCB as of the Collection Period ended January 01, 2001      132,252,008.18
    Required Reserve Amount (ending ADCB * 0.70%)                    925,764.06
    Initial Reserve Fund balance                                           0.00
    Deposit to Reserve Fund - excess funds                         1,065,261.71
    Interim Reserve Fund Balance                                   1,065,261.71
    Current period draw on Reserve Fund for Reserve
      Interest Payments                                                    0.00
    Current period draw on Reserve Fund for
      Reserve Principal Payments                                     139,497.65
    Excess to Certificateholder                                            0.00
    Ending Reserve Fund balance                                      925,764.06

    Reserve Fund balance as a percentage of ADCB
      as of the Collection Period ended January 01, 2001                   0.70%

Heller Equipment Asset Receivables Trust 1999-1
--------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Note Factors


        Class A-1
        ---------
        Class A-1 principal balance                                        0.00
        Initial Class A-1 principal balance                      130,040,761.00

        Note factor                                                 0.000000000


        Class A-2
        ---------
        Class A-2 principal balance                                        0.00
        Initial Class A-2 principal balance                       66,680,434.00

        Note factor                                                 0.000000000


        Class A-3
        ---------
        Class A-3 principal balance                               88,948,962.36
        Initial Class A-3 principal balance                      135,293,633.00

        Note factor                                                 0.657451207


        Class A-4
        ---------
        Class A-4 principal balance                               31,345,216.00
        Initial Class A-4 principal balance                       31,345,216.00

        Note factor                                                 1.000000000


        Class B
        -------
        Class B principal balance                                  4,982,462.16
        Initial Class B principal balance                          9,663,831.00

        Note factor                                                 0.515578362


        Class C
        -------
        Class C principal balance                                  4,436,895.16
        Initial Class C principal balance                          7,731,065.00

        Note factor                                                 0.573904780


        Class D
        -------
        Class D principal balance                                  3,865,532.00
        Initial Class D principal balance                          3,865,532.00

        Note factor                                                 1.000000000

Heller Equipment Asset Receivables Trust 1999-1
--------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Additional Schedules and Limitations


Cumulative Loss Amount Schedule
-------------------------------

    Cumulative Loss Amount                                                 0.00


Class B Floor Calculation
-------------------------

    Class B Floor percentage                                               1.86%
    Initial ADCB                                                 386,553,237.98
    Cumulative Loss Amount for current period                              0.00
    Sum of Outstanding Principal Amount of Class C Notes,
      Class D Notes and Overcollateralization Balance              7,246,741.15
    Class B Floor                                                    (56,850.92)


Class C Floor Calculation
-------------------------

    Class C Floor percentage                                               1.09%
    Initial ADCB                                                 386,553,237.98
    Cumulative Loss Amount for current period                              0.00
    Sum of Outstanding Principal Amount of Class D Notes and
      Overcollateralization Balance                                2,233,961.32
    Class C Floor                                                  1,979,468.97


Class D Floor Calculation
-------------------------

    Class D Floor percentage                                               0.47%
    Initial ADCB                                                 386,553,237.98
    Cumulative Loss Amount for current period                              0.00
    Overcollateralization Balance                                 (1,631,570.68)
    Class D Floor                                                  3,448,370.90


Heller Financial, Inc. is the Servicer (Yes/No)                         Yes

An Event of Default has occurred  (Yes/No)                               No



10% Substitution Limit Calculation
----------------------------------

    ADCB as of the Cut-off Date:                             386,553,237.98

    Cumulative DCB of Substitute Contracts replacing
      materially modified contracts                            5,404,027.98
    Percentage of Substitute Contracts replacing
      materially modified contracts                                    1.40%

    Percentage of Substitute Contracts replacing
      modified contracts exceeds 10% (Yes/No)                            No


5% Skipped Payment Limit Calculation
------------------------------------

    The percent of contracts with Skipped Payment modifications        0.08%
    The DCB of Skipped Payment modifications exceeds
      5% of the initial ADCB (Yes/No)                                    No
    Any Skipped Payments have been deferred later than January 1, 2006   No

Heller Equipment Asset Receivables Trust 1999-1
--------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Pool Data


Pool Data

ADCB as of the first day of the Collection Period                357,116,450.22
ADCB as of the last day of the Collection Period                 132,252,008.18

DCB of Contracts Defaulted during the Year                         4,686,296.89
Number of Contracts that became Defaulted Contracts during the year          50


DCB of Contracts Prepaid during the year                          16,941,521.42
Number of Prepaid Contracts during the year                                  86

DCB of Contracts of  that were added as Substitute
  Contracts during the year                                          909,287.39
Number of Substitute Contracts during the year                                5

DCB of Contracts that became Warranty Contracts during the year      228,157.90
Number of Warranty Contracts during the year                                  2

Recoveries collected relating to Defaulted
  Contracts during the year                                        1,731,316.57

Cumulative Servicer Advances paid by the Servicer                155,772,586.79
Cumulative reimbursed Servicer Advances                          144,848,066.18


Delinquencies and Losses             Dollars             Percent
------------------------             -------             -------

  Current                         121,973,641.34          92.23%
  31-60 days past due               5,134,899.24           3.88%
  61-90 days past due               4,564,152.71           3.45%
  Over 90 days past due               579,314.89           0.44%
                                 ---------------         ------
  Total                           132,252,008.18          100.00%

  31+ days past due                10,278,366.84            7.77%


(i)   Cumulative ADCB of Defaulted Contracts
      (cumulative gross losses to date)              7,173,079.10
(ii)  Cumulative Recoveries realized on
      Defaulted Contracts                            1,975,390.57
      Cumulative net losses to date ( (i) - (ii) ) 5,197,688.53 Cumulative net losses as a percentage
      of the initial ADCB                                    1.34%